CROMPTON & KNOWLES CORPORATION AND SUBSIDIARIES

   EXHIBIT 11 - STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
   (In thousands of dollars except per share data)


                                              PRIMARY
                                1994           1993           1992
   Earnings

   Earnings before cumulative effect
      of accounting changes &
      extraordinary loss     $ 50,916       $ 51,958       $ 43,265
   Cumulative effect of accounting
      changes & extraordinary l     -              -         (8,800)

   Net earnings              $ 50,916       $ 51,958       $ 34,465



   Shares

   Weighted average shares
      outstanding              50,545         51,287         48,571
   Common stock equivalents       600            649          1,149


   Average shares outstanding  51,145         51,936         49,720



   Per share

   Earnings before cumulative effect
      of accounting changes &
      extraordinary loss     $   1.00       $   1.00       $   0.87
   Cumulative effect of accounting
      changes & extraordinary l     -              -          (0.18)

   Net earnings              $   1.00       $   1.00       $   0.69




                                              FULLY DILUTED
                                1994           1993           1992
   Earnings

   Earnings before cumulative effect
      of accounting changes &
      extraordinary loss     $ 50,916       $ 51,958       $ 43,265
   Cumulative effect of accounting
      changes & extraordinary l     -              -         (8,800)

   Net earnings              $ 50,916       $ 51,958       $ 34,465



   Shares

   Weighted average shares
      outstanding              50,545         51,287         48,571
   Common stock equivalents       607            889          1,396


   Average shares outstanding  51,152         52,176         49,967



   Per share

   Earnings before cumulative effect
      of accounting changes &
      extraordinary loss     $   1.00       $   1.00       $   0.87
   Cumulative effect of accounting
      changes & extraordinary l     -              -          (0.18)

   Net earnings              $   1.00       $   1.00       $   0.69